CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 31, 2023
Executive Vice President
Chief Financial Officer
(563) 589-1994
BMcKeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS QUARTERLY AND YEAR TO DATE RESULTS AS OF JUNE 30, 2023

Highlights and Developments

▪	Quarterly net income available to common stockholders of $47.4 million
▪	Quarterly diluted earnings per common share of $1.11
▪	Total revenue growth of $2.6 million or 1% from the second quarter of 2022, and $15.6 million or 5% from the first six months of 2022
▪	Quarterly loan growth of $222.6 million or 2%
▪	Nearly 1,300 net new commercial deposit accounts and over 1,400 net new consumer deposit accounts opened in the quarter
▪	Completed the consolidation of two bank charters during the quarter, and one charter consolidation completed subsequent to the end of the quarter

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income available to common stockholders (in millions)	$47.4	$49.9	$98.2	$90.9
Diluted earnings per common share	1.11	1.17	2.30	2.14

Return on average assets	0.98%	1.06%	1.02%	0.99%
Return on average common equity	11.01	11.55	11.70	9.82
Return on average tangible common equity (non-GAAP)(1)	17.33	18.35	18.63	15.08
Net interest margin	3.19	3.18	3.27	3.13
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.24	3.22	3.32	3.17
Efficiency ratio	60.93	60.16	60.94	62.75
Adjusted efficiency ratio, fully-tax equivalent (non-GAAP)(1)	59.82	57.66	58.48	61.02
(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF's strength and diverse geography enabled us to continue executing on our strategic priorities despite recent industry challenges. We were pleased with our strong loan growth and new customer relationships. Our stable deposit base and growth strategies give us momentum heading into the second half of the year. "

Bruce K. Lee, President and Chief Executive Officer, HTLF

Denver, Monday, July 31, 2023-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended June 30, 2023, compared to the quarter ended June 30, 2022:
•Net income available to common stockholders of $47.4 million compared to $49.9 million, a decrease of $2.5 million or 5%.
•Earnings per diluted common share of $1.11 compared to $1.17, a decrease of $0.06 or 5%.
•Net interest income of $147.1 million compared to $142.5 million, an increase of $4.7 million or 3%.
•Total revenue growth of $2.6 million or 1% to $179.6 million compared to $177.0 million.
•Return on average assets was 0.98% compared to 1.06%.
•Return on average common equity was 11.01% compared to 11.55%.
•Return on average tangible common equity (non-GAAP) was 17.33% compared to 18.35%.

"HTLF's strength and diverse geography enabled us to continue executing on our strategic priorities despite recent industry challenges. We were pleased with our strong loan growth and new customer relationships. Our stable deposit base and growth strategies give us momentum heading into the second half of the year," said Bruce K. Lee, president and chief executive officer of HTLF.

HTLF report the following results for the six months ended June 30, 2023, compared to the six months ended June 30, 2022:
•Net income available to common stockholders of $98.2 million compared to $90.9 million, an increase of $7.2 million or 8%.
•Earnings per diluted common share of $2.30 compared to $2.14, an increase of $0.16 or 7%.
•Net interest income of $299.3 million compared to $277.1 million, an increase of $22.2 million or 8%.
•Total revenue of $361.8 million compared to $346.2 million, an increase of $15.6 million or 5%.
•Return on average assets was 1.02% compared to 0.99%.
•Return on average common equity was 11.70% compared to 9.82%.
•Return on average tangible common equity (non-GAAP) was 18.63% compared to 15.08%.

Charter Consolidation Update

During the second quarter of 2023, Bank of Blue Valley and First Bank & Trust were consolidated into HTLF Bank. Subsequent to June 30, 2023, Rocky Mountain Bank was consolidated into HTLF Bank. Citywide Banks, Premier Valley Bank, Minnesota Bank & Trust, Arizona Bank & Trust, Illinois Bank & Trust, Wisconsin Bank & Trust, Bank of Blue Valley, First Bank & Trust and Rocky Mountain Bank are now operating as divisions of HTLF Bank. The two remaining charters are expected to be consolidated by the end of October 2023. Charter consolidation follows a template that retains the current brands, local leadership and local decision making.

Total consolidation restructuring costs are projected to be $19-$20 million with approximately $6-$7 million of expenses remaining to be incurred in 2023. Charter consolidation is designed to eliminate redundancies and improve HTLF’s operating efficiency and capacity to support ongoing product and service enhancements, as well as current and future growth. HTLF realized some operating efficiency and financial benefits in the second half of 2022 and first half of 2023 with the completion of nine charter consolidations, and total benefits are estimated to be approximately $20 million annually after the project is completed.

Recent Developments

As of March 29, 2023, HTLF's subsidiary, Dubuque Bank & Trust, entered into an agreement to sell and transfer the recordkeeping and administration services component of HTLF’s Retirement Plan Services business to July Business Services ("July"). Through the new partnership with July, HTLF will augment the comprehensive retirement plan solutions offered to clients with enhanced technology and an expanded suite of product offerings that clients expect from a top retirement services provider. The transaction was completed and recordkeeping and administration services were transferred in the second quarter of 2023. The transaction resulted in a gain of $4.3 million.

On March 31, 2023, HTLF's division, First Bank & Trust, closed on the sale of its mortgage servicing rights portfolio, which consisted of approximately 4,500 loans serviced for others with an unpaid principal balance of approximately

$700 million. In the agreement, which includes customary terms and conditions, First Bank & Trust provided interim servicing of the loans until the transfer date in May 2023.
Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.19% (3.24% on a fully tax-equivalent basis, non-GAAP) for the second quarter of 2023 compared to 3.36% (3.40% on a fully tax-equivalent basis, non-GAAP) for the first quarter of 2023, and 3.18% (3.22% on a fully tax-equivalent basis, non-GAAP) for the second quarter of 2022.

Total interest income and average earning asset changes for the second quarter of 2023 compared to the second quarter of 2022 were:
•Total interest income was $235.5 million compared to $152.9 million, an increase of $82.6 million or 54% primarily attributable to an increase in average earning assets and higher yields.
•Total interest income on a tax-equivalent basis (non-GAAP) was $237.8 million, an increase of $83.0 million or 54% from $154.9 million.
•Average earning assets increased $535.8 million or 3% to $18.52 billion compared to $17.99 billion.
•The average rate on earning assets increased 170 basis points to 5.15% from 3.45%, primarily due to recent interest rate increases.

Total interest expense and average interest bearing liability changes for the second quarter of 2023 compared to the second quarter of 2022 were:
•Total interest expense was $88.4 million, an increase of $77.9 million from $10.4 million, due to increases in the average interest rate paid and average interest bearing liabilities.
•The average interest rate paid on interest bearing liabilities increased 232 basis points to 2.68% compared to 0.36%.
•Average interest bearing deposits increased $1.66 billion or 15% to $12.75 billion from $11.08 billion, primarily due to an increase of $1.94 billion in wholesale deposits.
•The average interest rate paid on interest bearing deposits increased 234 basis points to 2.58% compared to 0.24%.
•Average borrowings decreased $29.4 million or 6% to $461.7 million from $491.1 million, and the average interest rate paid on borrowings was 5.55% compared to 3.18%.

Net interest income changes for the second quarter of 2023 compared to the second quarter of 2022 were:
•Net interest income totaled $147.1 million compared to $142.5 million, an increase of $4.7 million or 3%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $149.4 million compared to $144.4 million, an increase of $5.0 million or 3%.

Noninterest Income and Noninterest Expense

Total noninterest income was $32.5 million during the second quarter of 2023 compared to $34.5 million during the second quarter of 2022, a decrease of $2.0 million or 6%. Significant changes within the noninterest income category for the second quarter of 2023 compared to the second quarter of 2022 were:
•Service charges and fees increased $1.6 million or 9% to $19.6 million from $18.1 million.
•Net security losses totaled $314,000 compared to net losses of $2.1 million.
•Net gains on sales of loans held for sale decreased $1.9 million or 64% to $1.1 million from $2.9 million, primarily attributable to a decrease in loans sold to the secondary market.
•Other noninterest income decreased $2.6 million or 87% to $407,000 compared to $3.0 million. Included in other noninterest income for the second quarter of 2022 was a gain of $1.9 million on the sale of VISA Class B shares.
Total noninterest expense was $109.4 million during the second quarter of 2023 compared to $106.5 million during the second quarter of 2022, which was an increase of $3.0 million or 3%. Significant changes within the noninterest expense category for the second quarter of 2023 compared to the second quarter of 2022 were:
•Salaries and employee benefits totaled $62.1 million compared to $64.0 million, a decrease of $1.9 million or 3%. The decrease was primarily due to a reduction of full-time equivalent employees and lower incentive compensation expense. Full-time equivalent employees totaled 1,966 compared to 2,087, a decrease of 121 or 6%.
•Other noninterest expenses totaled $15.6 million compared to $13.0 million, an increase of $2.6 million or 20%. Credit card expenses increased $909,000 or 27% to $4.3 million from $3.4 million. Fraud losses increased $739,000 to $948,000 from $209,000.
•FDIC insurance assessments totaled $3.0 million compared to $1.5 million, an increase of $1.5 million due to assessment rate changes that were effective with the first quarter 2023 assessment.
•Acquisition, integration and restructuring costs totaled $1.9 million compared to $2.4 million, a decrease of $520,000 primarily due to reduced charter consolidation expenses.

The effective tax rate was 23.74% for the second quarter of 2023 compared to 22.89% for the second quarter of 2022. The following items impacted the second quarter 2023 and 2022 tax calculations:
•Various tax credits of $568,000 compared to $975,000.
•Tax expense of $1,086,000 compared to $109,000 resulting from the disallowed interest expense related to tax-exempt loans and securities, aligning with increases in total interest expense.
•Tax-exempt interest income as a percentage of pre-tax income of 12.40% compared to 11.05%.

Total Assets, Total Loans and Total Deposits

Total assets were $20.22 billion at June 30, 2023, a decrease of $19.5 million or less than 1% from $20.24 billion at year-end 2022. Securities represented 33% and 35% of total assets at June 30, 2023, and December 31, 2022, respectively.

Total loans held to maturity were $11.72 billion at June 30, 2023, compared to $11.50 billion at March 31, 2023, and $11.43 billion at December 31, 2022, representing increases of $222.6 million or 2%, and $289.6 million or 3%, respectively.

Significant changes by loan category at June 30, 2023 compared to March 31, 2023 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $174.4 million or 3% to $5.99 billion compared to $5.82 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $20.3 million or 1% to $3.54 billion compared to $3.52 billion.
•Agricultural and agricultural real estate loans increased $29.6 million or 4% to $839.8 million from $810.2 million.

Significant changes by loan category at June 30, 2023 compared to December 31, 2022 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $252.8 million or 4% to $5.99 billion compared to $5.74 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $136.8 million or 4% to $3.54 billion compared to $3.41 billion.
•Agricultural and agricultural real estate loans decreased $80.7 million or 9% to $839.8 million compared to $920.5 million.
•Residential real estate loans decreased $24.9 million or 3% to $828.4 million compared to $853.4 million.

Total deposits were $17.66 billion as of June 30, 2023, compared to $17.68 billion at March 31, 2023, which was a decrease of $17.8 million or less than 1%. Total deposits were $17.66 billion as of June 30, 2023, compared to $17.51 billion at December 31, 2022, an increase of $150.5 million or 1%.

Total customer deposits were $14.65 billion as of June 30, 2023 compared to $14.69 billion at March 31, 2023, which was a decrease of $47.1 million or less than 1%. During the second quarter of 2023, nearly 1,300 net new commercial deposit accounts and over 1,400 net new consumer deposit accounts were opened. Significant deposit changes by category at June 30, 2023, compared to March 31, 2023, included:
•Customer demand deposits decreased $221.7 million or 4% to $4.90 billion compared to $5.12 billion.
•Customer savings deposits decreased $351.7 million or 4% to $8.15 billion compared to $8.50 billion.
•Customer time deposits increased $526.4 million or 49% to $1.60 billion compared to $1.07 billion.

Total customer deposits were $14.65 billion at June 30, 2023 compared to $15.22 billion at December 31, 2022, which was a decrease of $578.5 million or 4%. Significant deposit changes by category at June 30, 2023 compared to December 31, 2022, included:
•Customer demand deposits decreased $803.5 million or 14% to $4.90 billion compared to $5.70 billion.
•Customer savings deposits decreased $521.3 million or 6% to $8.15 billion compared to $8.67 billion.
•Customer time deposits increased $746.3 million or 88% to $1.60 billion compared to $851.5 million.

Total wholesale and institutional deposits were $3.02 billion as of June 30, 2023, which was an increase of $29.3 million or 1% from $2.99 billion at March 31, 2023. Significant deposit changes by category at June 30, 2023, compared to March 31, 2023, included:
•Wholesale and institutional savings deposits decreased $132.3 million or 18% to $623.0 million compared to $755.3 million.
•Wholesale time deposits increased $161.5 million or 7% to $2.40 billion compared to $2.23 billion.

Total wholesale deposits were $3.02 billion as of June 30, 2023, which was an increase of $729.0 million or 32% from $2.29 billion at December 31, 2022. Significant deposit changes by category at June 30, 2023 compared to December 31, 2022 included:
•Wholesale and institutional savings deposits decreased $700.5 million or 53% to $623.0 million compared to $1.32 billion.
•Wholesale time deposits increased $1.43 billion to $2.40 billion compared to $965.7 million.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the second quarter of 2023 was $7.8 million, which was an increase of $6.3 million from $1.5 million recorded in the second quarter of 2022. The provision expense for the second quarter of 2023 was impacted by a $5.3 million charge-off related to an overdraft, the result of a fraud incident impacting the account of a single long-term customer.

The allowance for credit losses for loans totaled $111.2 million and $109.5 million at June 30, 2023, and December 31, 2022, respectively. Management continued to utilize a macroeconomic outlook which anticipated a moderate recession developing within the next twelve months. The following items impacted the allowance for credit losses for loans at June 30, 2023:
•Provision expense for the six months ended June 30, 2023, totaled $10.0 million.
•Net charge-offs of $8.3 million were recorded for the first six months of 2023.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments decreased $1.6 million or 8% to $18.6 million at June 30, 2023, from $20.2 million at December 31, 2022, primarily due to a reduction of $164.2 million in unfunded commitments for construction loans, which carry the highest loss rate. Total unfunded commitments increased $175.5 million or 4% to $4.91 billion at June 30, 2023 compared to $4.73 billion at December 31, 2022.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $5.4 million for the second quarter of 2023 compared to $3.2 million for the second quarter of 2022. The total allowance for lending related credit losses was $129.8 million or 1.11% of total loans at June 30, 2023, compared to $129.7 million or 1.13% of total loans as of December 31, 2022.

Nonperforming Assets

Nonperforming assets decreased $834,000 or 1% to $66.1 million or 0.33% of total assets at June 30, 2023, compared to $66.9 million or 0.33% of total assets at December 31, 2022. Nonperforming loans were $63.4 million or 0.54% of total loans at June 30, 2023, compared to $58.5 million or 0.51% of total loans at December 31, 2022. At June 30, 2023, loans delinquent 30-89 days were 0.12% of total loans compared to 0.04% of total loans at December 31, 2022.

Non-GAAP Financial Measures
This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Adjusted efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Adjusted tangible common equity ratio is total common equity less goodwill, core deposit and customer relationship intangibles, net, and accumulated other comprehensive loss divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength excluding the variability of accumulated other comprehensive income (loss).
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Annualized ratio of core expenses to average assets adjusts noninterest expenses to exclude specific items noted in the reconciliation. Management includes this measure as it is considered to be a critical metric to analyze and evaluate controllable expenses related to primary business operations.
Conference Call Details
HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join via webcast, please visit https://ir.htlf.com/news-and-events/event-calendar/default.aspx 10 minutes prior to the call. A replay will be available until July 30, 2024, by logging on to www.htlf.com.

About HTLF
Heartland Financial USA, Inc., is a Denver, Colorado-based bank holding company operating under the brand name HTLF, with assets of $20.22 billion as of June 30, 2023. HTLF's banks serves communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, wealth management, investments and residential mortgage. Additional information is available at www.htlf.com.

Safe Harbor Statement
This release (including any information incorporated herein by reference) and future oral and written statements of HTLF and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about HTLF's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of HTLF's operations or performance, and may be based upon beliefs, expectations and assumptions of HTLF's management. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of HTLF and its management. Although HTLF may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of HTLF to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which HTLF currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of HTLF’s Annual Report on Form 10-K for the year ended December 31, 2022, include, among others:
•Economic and Market Conditions Risks, including risks related to the deterioration of the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, pandemics, such as the COVID-19 pandemic or future pandemics and governmental measures addressing them, climate change and climate-related regulations, persistent inflation, higher interest rates, recession, supply chain issues, labor shortages, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions, rising interest rates and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including economic, political and competitive forces impacting our business;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF's business, financial condition and results of operations. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in HTLF's filings with the Securities and Exchange Commission (the "SEC").

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Interest Income
Interest and fees on loans	$168,899	$108,718	$322,742	$211,087
Interest on securities:
Taxable	58,172	38,098	114,148	70,718
Nontaxable	6,378	5,508	12,406	11,710
Interest on federal funds sold	—	—	—	—
Interest on deposits with other banks and short-term investments	2,051	563	3,182	634
Total Interest Income	235,500	152,887	452,478	294,149
Interest Expense
Interest on deposits	81,975	6,530	138,873	9,507
Interest on short-term borrowings	848	88	3,270	134
Interest on other borrowings	5,545	3,808	10,991	7,368
Total Interest Expense	88,368	10,426	153,134	17,009
Net Interest Income	147,132	142,461	299,344	277,140
Provision for credit losses	5,379	3,246	8,453	6,491
Net Interest Income After Provision for Credit Losses	141,753	139,215	290,891	270,649
Noninterest Income
Service charges and fees	19,627	18,066	36,763	33,317
Loan servicing income	411	834	1,125	1,120
Trust fees	5,419	5,679	11,076	11,758
Brokerage and insurance commissions	677	839	1,373	1,708
Capital markets fees	4,037	4,871	6,486	7,910
Securities gains/(losses), net	(314)	(2,089)	(1,418)	783
Unrealized gain/(loss) on equity securities, net	(41)	(121)	152	(404)
Net gains on sale of loans held for sale	1,050	2,901	2,881	6,312
Valuation adjustment on servicing rights	—	—	—	1,658
Income on bank owned life insurance	1,220	523	2,184	1,047
Other noninterest income	407	3,036	1,870	3,899
Total Noninterest Income	32,493	34,539	62,492	69,108
Noninterest Expense
Salaries and employee benefits	62,099	64,032	124,248	130,206
Occupancy	6,691	7,094	13,900	14,456
Furniture and equipment	3,063	3,033	5,978	6,552
Professional fees	15,194	14,457	27,991	27,997
FDIC insurance assessments	3,035	1,530	6,314	3,146
Advertising	3,052	1,283	5,037	2,838
Core deposit and customer relationship intangibles amortization	1,715	2,083	3,503	4,137
Other real estate and loan collection expenses, net	348	78	503	273
(Gain)/loss on sales/valuations of assets, net	(3,372)	(3,230)	(2,257)	(3,184)
Acquisition, integration and restructuring costs	1,892	2,412	3,565	2,988
Partnership investment in tax credit projects	154	737	692	814
Other noninterest expenses	15,575	12,970	31,015	27,053
Total Noninterest Expense	109,446	106,479	220,489	217,276
Income Before Income Taxes	64,800	67,275	132,894	122,481
Income taxes	15,384	15,402	30,702	27,519
Net Income	49,416	51,873	102,192	94,962
Preferred dividends	(2,012)	(2,012)	(4,025)	(4,025)
Net Income Available to Common Stockholders	$47,404	$49,861	$98,167	$90,937
Earnings per common share-diluted	$1.11	$1.17	$2.30	$2.14
Weighted average shares outstanding-diluted	42,757,603	42,565,391	42,753,197	42,562,639

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Interest Income
Interest and fees on loans	$168,899	$153,843	$143,970	$122,913	$108,718
Interest on securities:
Taxable	58,172	55,976	53,178	45,648	38,098
Nontaxable	6,378	6,028	6,132	6,164	5,508
Interest on federal funds sold	—	—	11	—	—
Interest on deposits with other banks and short-term investments	2,051	1,131	1,410	1,081	563
Total Interest Income	235,500	216,978	204,701	175,806	152,887
Interest Expense
Interest on deposits	81,975	56,898	32,215	15,158	6,530
Interest on short-term borrowings	848	2,422	2,223	360	88
Interest on other borrowings	5,545	5,446	5,043	4,412	3,808
Total Interest Expense	88,368	64,766	39,481	19,930	10,426
Net Interest Income	147,132	152,212	165,220	155,876	142,461
Provision for credit losses	5,379	3,074	3,387	5,492	3,246
Net Interest Income After Provision for Credit Losses	141,753	149,138	161,833	150,384	139,215
Noninterest Income
Service charges and fees	19,627	17,136	17,432	17,282	18,066
Loan servicing income	411	714	790	831	834
Trust fees	5,419	5,657	5,440	5,372	5,679
Brokerage and insurance commissions	677	696	629	649	839
Capital markets fees	4,037	2,449	1,824	1,809	4,871
Securities gains/(losses), net	(314)	(1,104)	(153)	(1,055)	(2,089)
Unrealized gain/(loss) on equity securities, net	(41)	193	(7)	(211)	(121)
Net gains on sale of loans held for sale	1,050	1,831	888	1,832	2,901
Valuation adjustment on servicing rights	—	—	—	—	—
Income on bank owned life insurance	1,220	964	600	694	523
Other noninterest income	407	1,463	2,532	1,978	3,036
Total Noninterest Income	32,493	29,999	29,975	29,181	34,539
Noninterest Expense
Salaries and employee benefits	62,099	62,149	61,611	62,661	64,032
Occupancy	6,691	7,209	6,905	6,794	7,094
Furniture and equipment	3,063	2,915	3,019	2,928	3,033
Professional fees	15,194	12,797	16,320	14,289	14,457
FDIC insurance assessments	3,035	3,279	1,866	1,988	1,530
Advertising	3,052	1,985	1,829	1,554	1,283
Core deposit and customer relationship intangibles amortization	1,715	1,788	1,841	1,856	2,083
Other real estate and loan collection expenses, net	348	155	373	304	78
(Gain)/loss on sales/valuations of assets, net	(3,372)	1,115	2,388	(251)	(3,230)
Acquisition, integration and restructuring costs	1,892	1,673	2,442	2,156	2,412
Partnership investment in tax credit projects	154	538	3,247	979	737
Other noninterest expenses	15,575	15,440	15,377	13,625	12,970
Total Noninterest Expense	109,446	111,043	117,218	108,883	106,479
Income Before Income Taxes	64,800	68,094	74,590	70,682	67,275
Income taxes	15,384	15,318	13,936	14,118	15,402
Net Income	49,416	52,776	60,654	56,564	51,873
Preferred dividends	(2,012)	(2,013)	(2,012)	(2,013)	(2,012)
Net Income Available to Common Stockholders	$47,404	$50,763	$58,642	$54,551	$49,861
Earnings per common share-diluted	$1.11	$1.19	$1.37	$1.28	$1.17
Weighted average shares outstanding-diluted	42,757,603	42,742,878	42,699,752	42,643,940	42,565,391

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Assets
Cash and due from banks	$317,303	$274,354	$309,045	$250,394	$221,077
Interest bearing deposits with other banks and short-term investments	82,884	87,757	54,042	149,466	163,717
Cash and cash equivalents	400,187	362,111	363,087	399,860	384,794
Time deposits in other financial institutions	1,490	1,740	1,740	1,740	1,855
Securities:
Carried at fair value	5,798,041	6,096,657	6,147,144	6,060,331	7,106,218
Held to maturity, at cost, less allowance for credit losses	834,673	832,098	829,403	830,247	81,939
Other investments, at cost	72,291	72,364	74,567	80,286	85,899
Loans held for sale	14,353	10,425	5,277	9,570	18,803
Loans:
Held to maturity	11,717,974	11,495,353	11,428,352	10,923,532	10,678,218
Allowance for credit losses	(111,198)	(112,707)	(109,483)	(105,715)	(101,353)
Loans, net	11,606,776	11,382,646	11,318,869	10,817,817	10,576,865
Premises, furniture and equipment, net	190,420	191,267	197,330	203,585	206,818
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit and customer relationship intangibles, net	21,651	23,366	25,154	26,995	28,851
Servicing rights, net	—	—	7,840	8,379	8,288
Cash surrender value on life insurance	195,793	194,419	193,403	193,184	192,474
Other real estate, net	2,677	7,438	8,401	8,030	4,528
Other assets	510,359	432,008	496,008	466,921	385,062
Total Assets	$20,224,716	$20,182,544	$20,244,228	$19,682,950	$19,658,399
Liabilities and Equity
Liabilities
Deposits:
Demand	$4,897,858	$5,119,554	$5,701,340	$6,083,563	$6,087,304
Savings	8,772,596	9,256,609	9,994,391	10,060,523	10,059,678
Time	3,993,089	3,305,183	1,817,278	1,123,035	1,078,568
Total deposits	17,663,543	17,681,346	17,513,009	17,267,121	17,225,550
Short-term borrowings	44,364	92,337	376,117	147,000	97,749
Other borrowings	372,403	372,097	371,753	371,446	372,538
Accrued expenses and other liabilities	285,416	207,359	248,294	241,425	188,494
Total Liabilities	18,365,726	18,353,139	18,509,173	18,026,992	17,884,331
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,645	42,559	42,467	42,444	42,439
Capital surplus	1,087,358	1,084,112	1,080,964	1,079,277	1,076,766
Retained earnings	1,193,522	1,158,948	1,120,925	1,074,168	1,031,076
Accumulated other comprehensive loss	(575,240)	(566,919)	(620,006)	(650,636)	(486,918)
Total Equity	1,858,990	1,829,405	1,735,055	1,655,958	1,774,068
Total Liabilities and Equity	$20,224,716	$20,182,544	$20,244,228	$19,682,950	$19,658,399

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Average Balances
Assets	$20,221,511	$20,118,005	$19,913,849	$19,775,341	$19,559,091
Loans, net of unearned	11,625,442	11,378,078	11,117,513	10,783,135	10,477,368
Deposits	17,689,138	17,505,867	17,319,218	17,282,289	17,044,479
Earning assets	18,523,552	18,392,649	18,175,838	18,157,795	17,987,734
Interest bearing liabilities	13,209,794	12,582,234	11,980,032	11,723,026	11,575,319
Common equity	1,727,013	1,655,860	1,548,739	1,674,306	1,731,393
Total stockholders' equity	1,837,718	1,766,565	1,659,444	1,785,011	1,842,098
Tangible common equity (non-GAAP)(1)	1,128,527	1,055,617	946,688	1,070,399	1,125,543

Key Performance Ratios
Annualized return on average assets	0.98%	1.06%	1.21%	1.13%	1.06%
Annualized return on average common equity (GAAP)	11.01	12.43	15.02	12.93	11.55
Annualized return on average tangible common equity (non-GAAP)(1)	17.33	20.05	25.19	20.76	18.35
Annualized ratio of net charge-offs/(recoveries) to average loans	0.32	(0.04)	(0.06)	0.00	0.03
Annualized net interest margin (GAAP)	3.19	3.36	3.61	3.41	3.18
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.24	3.40	3.65	3.45	3.22
Efficiency ratio (GAAP)	60.93	60.94	60.05	58.84	60.16
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	59.82	57.16	54.33	55.26	57.66
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.17	2.24	2.34	2.18	2.18
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.16	2.14	2.14	2.09	2.14

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Average Balances
Assets	$20,221,511	$19,559,091	$20,170,044	$19,395,391
Loans, net of unearned	11,625,442	10,477,368	11,502,443	10,261,679
Deposits	17,689,138	17,044,479	17,598,009	16,753,544
Earning assets	18,523,552	17,987,734	18,458,462	17,873,037
Interest bearing liabilities	13,209,794	11,575,319	12,897,747	11,017,459
Common equity	1,727,013	1,731,393	1,691,633	1,866,657
Total stockholders' equity	1,837,718	1,842,098	1,802,338	1,977,362
Tangible common stockholders' equity	1,128,527	1,125,543	1,092,273	1,259,769

Key Performance Ratios
Annualized return on average assets	0.98%	1.06%	1.02%	0.99%
Annualized return on average common equity (GAAP)	11.01	11.55	11.70	9.82
Annualized return on average tangible common equity (non-GAAP)(1)	17.33	18.35	18.63	15.08
Annualized ratio of net charge-offs/(recoveries) to average loans	0.32	0.03	0.15	0.25
Annualized net interest margin (GAAP)	3.19	3.18	3.27	3.13
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.24	3.22	3.32	3.17
Efficiency ratio (GAAP)	60.93	60.16	60.94	62.75
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	59.82	57.66	58.48	61.02
Total noninterest expenses to average assets (GAAP)	2.17	2.18	2.20	2.26
Core expenses to average assets (non-GAAP)(1)	2.16	2.14	2.15	2.21

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Common Share Data
Book value per common share	$41.00	$40.38	$38.25	$36.41	$39.19
Tangible book value per common share (non-GAAP)(1)	$26.98	$26.30	$24.09	$22.20	$24.94
ASC 320 effect on book value per common share	$(14.04)	$(13.35)	$(14.58)	$(15.31)	$(11.43)
Common shares outstanding, net of treasury stock	42,644,544	42,558,726	42,467,394	42,444,106	42,439,439
Tangible common equity ratio (non-GAAP)(1)	5.86%	5.72%	5.21%	4.94%	5.56%
Adjusted tangible common equity ratio (non-GAAP)(1)	8.79%	8.61%	8.37%	8.35%	8.11%

Other Selected Trend Information
Effective tax rate	23.74%	22.50%	18.68%	19.97%	22.89%
Full time equivalent employees	1,966	1,991	2,002	2,020	2,087

Loans Held to Maturity
Commercial and industrial	$3,590,680	$3,498,345	$3,464,414	$3,278,703	$3,059,519
Paycheck Protection Program ("PPP")	4,139	8,258	11,025	13,506	23,031
Owner occupied commercial real estate	2,398,698	2,312,538	2,265,307	2,285,973	2,282,833
Commercial and business lending	5,993,517	5,819,141	5,740,746	5,578,182	5,365,383
Non-owner occupied commercial real estate	2,530,736	2,421,341	2,330,940	2,219,542	2,321,718
Real estate construction	1,013,134	1,102,186	1,076,082	996,017	845,045
Commercial real estate lending	3,543,870	3,523,527	3,407,022	3,215,559	3,166,763
Total commercial lending	9,537,387	9,342,668	9,147,768	8,793,741	8,532,146
Agricultural and agricultural real estate	839,817	810,183	920,510	781,354	836,703
Residential mortgage	828,437	841,084	853,361	852,928	845,270
Consumer	512,333	501,418	506,713	495,509	464,099
Total loans held to maturity	$11,717,974	$11,495,353	$11,428,352	$10,923,532	$10,678,218

Total unfunded loan commitments	$4,905,147	$4,867,925	$4,729,677	$4,664,379	$4,458,874

Deposits
Demand-customer	$4,897,858	$5,119,554	$5,701,340	$6,083,563	$6,087,304
Savings-customer	8,149,596	8,501,337	8,670,898	8,691,545	8,852,602
Savings-wholesale and institutional	623,000	755,272	1,323,493	1,368,978	1,207,076
Total savings	8,772,596	9,256,609	9,994,391	10,060,523	10,059,678
Time-customer	1,597,849	1,071,476	851,539	973,035	1,003,568
Time-wholesale	2,395,240	2,233,707	965,739	150,000	75,000
Total time	3,993,089	3,305,183	1,817,278	1,123,035	1,078,568
Total deposits	$17,663,543	$17,681,346	$17,513,009	$17,267,121	$17,225,550

Total customer deposits	$14,645,303	$14,692,367	$15,223,777	$15,748,143	$15,943,474
Total wholesale and institutional deposits	3,018,240	2,988,979	2,289,232	1,518,978	1,282,076
Total deposits	$17,663,543	$17,681,346	$17,513,009	$17,267,121	$17,225,550

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Allowance for Credit Losses-Loans
Balance, beginning of period	$112,707	$109,483	$105,715	$101,353	$100,522
Provision for credit losses	7,829	2,184	2,075	4,388	1,545
Charge-offs	(9,613)	(2,151)	(2,668)	(938)	(1,473)
Recoveries	275	3,191	4,361	912	759
Balance, end of period	$111,198	$112,707	$109,483	$105,715	$101,353

Allowance for Unfunded Commitments
Balance, beginning of period	$21,086	$20,196	$18,884	$17,780	$16,079
Provision for credit losses	(2,450)	890	1,312	1,104	1,701
Balance, end of period	$18,636	$21,086	$20,196	$18,884	$17,780

Allowance for lending related credit losses	$129,834	$133,793	$129,679	$124,599	$119,133

Provision for Credit Losses
Provision for credit losses-loans	$7,829	$2,184	$2,075	$4,388	$1,545
Provision (benefit) for credit losses-unfunded commitments	(2,450)	890	1,312	1,104	1,701
Total provision for credit losses	$5,379	$3,074	$3,387	$5,492	$3,246

Asset Quality
Nonaccrual loans	$61,956	$58,066	$58,231	$64,560	$62,909
Loans past due ninety days or more	1,459	174	273	678	95
Other real estate owned	2,677	7,438	8,401	8,030	4,528
Other repossessed assets	5	24	26	—	—
Total nonperforming assets	$66,097	$65,702	$66,931	$73,268	$67,532

Nonperforming Assets Activity
Balance, beginning of period	$65,702	$66,931	$73,268	$67,532	$65,876
Net loan (charge-offs)/recoveries	(9,338)	1,040	1,693	(26)	(714)
New nonperforming loans	19,805	4,626	1,439	8,388	8,590
Reduction of nonperforming loans(1)	(5,253)	(5,711)	(8,875)	(2,015)	(5,244)
Net OREO/repossessed assets sales proceeds and losses	(4,819)	(1,184)	(594)	(611)	(976)
Balance, end of period	$66,097	$65,702	$66,931	$73,268	$67,532

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.54%	0.51%	0.51%	0.60%	0.59%
Ratio of nonperforming assets to total assets	0.33	0.33	0.33	0.37	0.34
Annualized ratio of net loan charge-offs/(recoveries) to average loans	0.32	(0.04)	(0.06)	0.00	0.03
Allowance for loan credit losses as a percent of loans	0.95	0.98	0.96	0.97	0.95
Allowance for lending related credit losses as a percent of loans	1.11	1.16	1.13	1.14	1.12
Allowance for loan credit losses as a percent of nonperforming loans	175.35	193.52	187.14	162.05	160.87
Loans delinquent 30-89 days as a percent of total loans	0.12	0.10	0.04	0.10	0.06

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$5,962,207	$58,172	3.91%	$6,096,888	$55,976	3.72%	$6,419,615	$38,098	2.38%
Nontaxable(1)	895,458	8,074	3.62	922,676	7,630	3.35	915,880	6,972	3.05
Total securities	6,857,665	66,246	3.87	7,019,564	63,606	3.67	7,335,495	45,070	2.46
Interest on deposits with other banks and short-term investments	153,622	2,051	5.41	105,400	1,131	4.35	277,773	563	0.81
Federal funds sold	—	—	—	—	—	—	—	—	—
Loans:(2)
Commercial and industrial(1)	3,565,449	56,644	6.37	3,459,317	49,907	5.85	3,002,822	30,441	4.07
PPP loans	6,302	24	1.53	9,970	26	1.06	41,370	1,801	17.46
Owner occupied commercial real estate	2,366,107	28,031	4.75	2,289,002	26,769	4.74	2,294,524	22,863	4.00
Non-owner occupied commercial real estate	2,462,098	35,583	5.80	2,331,318	30,749	5.35	2,179,048	22,871	4.21
Real estate construction	1,028,109	18,528	7.23	1,099,026	18,131	6.69	878,555	10,015	4.57
Agricultural and agricultural real estate	848,554	12,256	5.79	835,648	11,353	5.51	782,610	7,933	4.07
Residential mortgage	840,741	9,383	4.48	852,561	9,273	4.41	849,174	8,358	3.95
Consumer	508,082	9,068	7.16	501,236	8,242	6.67	449,265	4,949	4.42
Less: allowance for credit losses-loans	(113,177)	—	—	(110,393)	—	—	(102,902)	—	—
Net loans	11,512,265	169,517	5.91	11,267,685	154,450	5.56	10,374,466	109,231	4.22
Total earning assets	18,523,552	237,814	5.15%	18,392,649	219,187	4.83%	17,987,734	154,864	3.45%
Nonearning Assets	1,697,959			1,725,356			1,571,357
Total Assets	$20,221,511			$20,118,005			$19,559,091
Interest Bearing Liabilities
Savings	$8,935,775	$41,284	1.85%	$9,730,494	$37,893	1.58%	$9,995,497	$5,372	0.22%
Time deposits	3,812,330	40,691	4.28	2,257,047	19,005	3.41	1,088,765	1,158	0.43
Short-term borrowings	89,441	848	3.80	222,772	2,422	4.41	118,646	88	0.30
Other borrowings	372,248	5,545	5.97	371,921	5,446	5.94	372,411	3,808	4.10
Total interest bearing liabilities	13,209,794	88,368	2.68%	12,582,234	64,766	2.09%	11,575,319	10,426	0.36%
Noninterest Bearing Liabilities
Noninterest bearing deposits	4,941,033			5,518,326			5,960,217
Accrued interest and other liabilities	232,966			250,880			181,457
Total noninterest bearing liabilities	5,173,999			5,769,206			6,141,674
Equity	1,837,718			1,766,565			1,842,098
Total Liabilities and Equity	$20,221,511			$20,118,005			$19,559,091
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$149,446			$154,421			$144,438
Net interest spread(1)			2.47%			2.74%			3.09%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.24%			3.40%			3.22%
Interest bearing liabilities to earning assets	71.31%			68.41%			64.35%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,029,175	$114,148	3.82%	$6,460,412	$70,718	2.21%
Nontaxable(1)	908,992	15,704	3.48	1,010,888	14,823	2.96
Total securities	6,938,167	129,852	3.77	7,471,300	85,541	2.31%
Interest bearing deposits with other banks and other short-term investments	129,645	3,182	4.95	247,281	634	0.52
Federal funds sold	—	—	—	6	—	—
Loans:(2)
Commercial and industrial(1)	3,512,807	106,551	6.12%	2,874,694	57,494	4.03
PPP loans	8,126	50	1.24	86,460	6,124	14.28
Owner occupied commercial real estate	2,327,702	54,800	4.75	2,268,963	44,141	3.92
Non-owner occupied commercial real estate	2,397,004	66,332	5.58	2,119,925	44,034	4.19
Real estate construction	1,063,372	36,659	6.95	862,989	19,291	4.51
Agricultural and agricultural real estate	842,136	23,609	5.65	764,082	14,939	3.94
Residential mortgage	846,618	18,656	4.44	846,542	16,443	3.92
Consumer	504,678	17,310	6.92	438,024	9,604	4.42
Less: allowance for credit losses-loans	(111,793)	—	—	(107,229)	—	—
Net loans	11,390,650	323,967	5.74	10,154,450	212,070	4.21
Total earning assets	18,458,462	457,001	4.99%	17,873,037	298,245	3.37%
Nonearning Assets	1,711,582			1,522,354
Total Assets	$20,170,044			$19,395,391
Interest Bearing Liabilities
Savings	$9,330,939	$79,177	1.71%	$9,445,778	$7,766	0.17%
Time deposits	3,038,985	59,696	3.96	1,080,267	1,741	0.32
Short-term borrowings	155,738	3,270	4.23	119,115	134	0.23
Other borrowings	372,085	10,991	5.96	372,299	7,368	3.99
Total interest bearing liabilities	12,897,747	153,134	2.39%	11,017,459	17,009	0.31%
Noninterest Bearing Liabilities
Noninterest bearing deposits	5,228,085			6,227,499
Accrued interest and other liabilities	241,874			173,071
Total noninterest bearing liabilities	5,469,959			6,400,570
Stockholders' Equity	1,802,338			1,977,362
Total Liabilities and Stockholders' Equity	$20,170,044			$19,395,391
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$303,867			$281,236
Net interest spread(1)			2.60%			3.06%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.32%			3.17%
Interest bearing liabilities to earning assets	69.87%			61.64%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$47,404	$50,763	$58,642	$54,551	$49,861
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,354	1,413	1,455	1,466	1,645
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$48,758	$52,176	$60,097	$56,017	$51,506

Average common equity (GAAP)	$1,727,013	$1,655,860	$1,548,739	$1,674,306	$1,731,393
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	22,481	24,238	26,046	27,902	29,845
Average tangible common equity (non-GAAP)	$1,128,527	$1,055,617	$946,688	$1,070,399	$1,125,543
Annualized return on average common equity (GAAP)	11.01%	12.43%	15.02%	12.93%	11.55%
Annualized return on average tangible common equity (non-GAAP)	17.33%	20.05%	25.19%	20.76%	18.35%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$147,132	$152,212	$165,220	$155,876	$142,461
Plus tax-equivalent adjustment(1)	2,314	2,209	2,152	2,151	1,977
Net interest income, fully tax-equivalent (non-GAAP)	$149,446	$154,421	$167,372	$158,027	$144,438
Average earning assets	$18,523,552	$18,392,649	$18,175,838	$18,157,795	$17,987,734

Annualized net interest margin (GAAP)	3.19%	3.36%	3.61%	3.41%	3.18%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.24	3.40	3.65	3.45	3.22
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.03	0.02	0.03	0.03	0.07

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,748,285	$1,718,700		$1,624,350	$1,545,253	$1,663,363
Less goodwill	576,005	576,005		576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	21,651	23,366		25,154	26,995	28,851
Tangible common equity (non-GAAP)	$1,150,629	$1,119,329		$1,023,191	$942,253	$1,058,507

Common shares outstanding, net of treasury stock	42,644,544	42,558,726		42,467,394	42,444,106	42,439,439
Common equity (book value) per share (GAAP)	$41.00	$40.38		$38.25	$36.41	$39.19
Tangible book value per common share (non-GAAP)	$26.98	$26.30		$24.09	$22.20	$24.94

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,150,629	$1,119,329		$1,023,191	$942,253	$1,058,507

Total assets (GAAP)	$20,224,716	$20,182,544		$20,244,228	$19,682,950	$19,658,399
Less goodwill	576,005	576,005		576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	21,651	23,366		25,154	26,995	28,851
Total tangible assets (non-GAAP)	$19,627,060	$19,583,173		$19,643,069	$19,079,950	$19,053,543
Tangible common equity ratio (non-GAAP)	5.86%	5.72%		5.21%	4.94%	5.56%

Reconciliation of Adjusted Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,150,629	$1,119,329		$1,023,191	$942,253	$1,058,507
Accumulated other comprehensive loss	575,240	566,919		620,006	650,636	486,918
Adjusted tangible common equity (non-GAAP)	$1,725,869	$1,686,248	$—	$1,643,197	$1,592,889	$1,545,425
Total tangible assets (non-GAAP)	$19,627,060	$19,583,173		$19,643,069	$19,079,950	$19,053,543
Adjusted tangible common equity ratio (non-GAAP)	8.79%	8.61%		8.37%	8.35%	8.11%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Adjusted Efficiency Ratio, fully tax-equivalent (non-GAAP)	For the Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Net interest income (GAAP)	$147,132	$152,212	$165,220	$155,876	$142,461
Tax-equivalent adjustment(1)	2,314	2,209	2,152	2,151	1,977
Fully tax-equivalent net interest income	149,446	154,421	167,372	158,027	144,438
Noninterest income (GAAP)	32,493	29,999	29,975	29,181	34,539
Securities (gains)/losses, net	314	1,104	153	1,055	2,089
Unrealized (gain)/loss on equity securities, net	41	(193)	7	211	121
Valuation adjustment on servicing rights	—	—	—	—	—
Adjusted revenue (non-GAAP)	$182,294	$185,331	$197,507	$188,474	$181,187

Total noninterest expenses (GAAP)	$109,446	$111,043	$117,218	$108,883	$106,479
Less:
Core deposit and customer relationship intangibles amortization	1,715	1,788	1,841	1,856	2,083
Partnership investment in tax credit projects	154	538	3,247	979	737
(Gain)/loss on sales/valuation of assets, net	(3,372)	1,115	2,388	(251)	(3,230)
Acquisition, integration and restructuring costs	1,892	1,673	2,442	2,156	2,412
Core expenses (non-GAAP)	$109,057	$105,929	$107,300	$104,143	$104,477

Efficiency ratio (GAAP)	60.93%	60.94%	60.05%	58.84%	60.16%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	59.82%	57.16%	54.33%	55.26%	57.66%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$109,446	$111,043	$117,218	$108,883	$106,479
Core expenses (non-GAAP)	109,057	105,929	107,300	104,143	104,477

Average assets	$20,221,511	$20,118,005	$19,913,849	$19,775,341	$19,559,091
Total noninterest expenses to average assets (GAAP)	2.17%	2.24%	2.34%	2.18%	2.18%
Core expenses to average assets (non-GAAP)	2.16%	2.14%	2.14%	2.09%	2.14%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$93	$74	$424	$365	$275
Professional fees	1,068	934	1,587	1,480	1,779
Advertising	222	122	95	131	156
Other noninterest expenses	509	543	336	180	202
Total acquisition, integration and restructuring costs	$1,892	$1,673	$2,442	$2,156	$2,412
After tax impact on diluted earnings per common share(1)	$0.03	$0.03	$0.05	$0.04	$0.04

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$47,404	$49,861	$98,167	$90,937
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,354	1,645	2,767	3,268
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$48,758	$51,506	$100,934	$94,205

Average common equity (GAAP)	$1,727,013	$1,731,393	$1,691,633	$1,866,657
Less average goodwill	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	22,481	29,845	23,355	30,883
Average tangible common equity (non-GAAP)	$1,128,527	$1,125,543	$1,092,273	$1,259,769
Annualized return on average common equity (GAAP)	11.01%	11.55%	11.70%	9.82%
Annualized return on average tangible common equity (non-GAAP)	17.33%	18.35%	18.63%	15.08%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$147,132	$142,461	$299,344	$277,140
Plus tax-equivalent adjustment(1)	2,314	1,977	4,523	4,096
Net interest income, fully tax-equivalent (non-GAAP)	$149,446	$144,438	$303,867	$281,236

Average earning assets	$18,523,552	$17,987,734	$18,458,462	$17,873,037

Annualized net interest margin (GAAP)	3.19%	3.18%	3.27%	3.13%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.24	3.22	3.32	3.17
Purchase accounting discount amortization on loans included in annualized net interest margin	0.03	0.07	0.02	0.06

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Adjusted Efficiency Ratio, fully tax-equivalent (non-GAAP)	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net interest income (GAAP)	$147,132	$142,461	$299,344	$277,140
Tax-equivalent adjustment(1)	2,314	1,977	4,523	4,096
Fully tax-equivalent net interest income	149,446	144,438	303,867	281,236
Noninterest income (GAAP)	32,493	34,539	62,492	69,108
Securities (gains)/losses, net	314	2,089	1,418	(783)
Unrealized (gain)/loss on equity securities, net	41	121	(152)	404
Valuation adjustment on servicing rights	—	—	—	(1,658)
Adjusted revenue (non-GAAP)	$182,294	$181,187	$367,625	$348,307

Total noninterest expenses (GAAP)	$109,446	$106,479	$220,489	$217,276
Less:
Core deposit and customer relationship intangibles amortization	1,715	2,083	3,503	4,137
Partnership investment in tax credit projects	154	737	692	814
(Gain)/loss on sales/valuation of assets, net	(3,372)	(3,230)	(2,257)	(3,184)
Acquisition, integration and restructuring costs	1,892	2,412	3,565	2,988
Core expenses (non-GAAP)	$109,057	$104,477	$214,986	$212,521
Efficiency ratio (GAAP)	60.93%	60.16%	60.94%	62.75%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	59.82%	57.66%	58.48%	61.02%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$109,446	$106,479	$220,489	$217,276
Core expenses (non-GAAP)	109,057	104,477	214,986	212,521

Average assets	$20,221,511	$19,559,091	$20,170,044	$19,395,391
Total noninterest expenses to average assets (GAAP)	2.17%	2.18%	2.20%	2.26%
Core expenses to average assets (non-GAAP)	2.16%	2.14%	2.15%	2.21%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$93	$275	$167	$615
Professional fees	1,068	1,779	2,002	2,015
Advertising	222	156	344	156
Other noninterest expenses	509	202	1,052	202
Total acquisition, integration and restructuring costs	$1,892	$2,412	$3,565	$2,988
After tax impact on diluted earnings per common share(1)	$0.03	$0.04	$0.07	$0.06

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.